Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRMOUNT SANTROL ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS

FOURTH-QUARTER HIGHLIGHTS

•	Volumes of 3.4 million tons, with Proppant Solutions volumes of 2.8 million tons

•	Revenues of $273.9 million, with Proppant Solutions revenues of $245.2 million

FULL-YEAR HIGHLIGHTS

•	Net income of $53.8 million, or $0.23 per diluted share

•	Full-year Adjusted EBITDA of $206.3 million

CHESTERLAND, Ohio, March 8, 2018 (GLOBE NEWSWIRE) — Fairmount Santrol (NYSE:FMSA), a leading provider of high-performance sand and sand-based product solutions, today announced results for the fourth quarter and full year ended December 31, 2017.

Fourth-Quarter 2017 Results

Total Company volumes sold were 3.4 million tons for the quarter, down 3% from the third quarter of 2017 and an increase of 38% from 2.4 million tons in the fourth quarter of 2016. Fourth-quarter 2017 revenues were $273.9 million, down 2% from $280.1 million in the third quarter of 2017 and nearly double from $140.5 million in the fourth quarter of 2016.

For fourth-quarter 2017, the Company had net income of $19.9 million, or $0.09 per diluted share, compared with net income of $34.9 million, or $0.15 per diluted share, in the third quarter of 2017. Net loss for fourth-quarter 2016 was $19.9 million, or $(0.09) per diluted share.

Adjusted EBITDA for the fourth quarter of 2017 was $63.8 million compared to the Adjusted EBITDA for the third quarter of 2017 of $73.7 million. In the fourth quarter of 2016, Adjusted EBITDA was $11.7 million.

Full-Year 2017 Results

Total volumes sold in 2017 were 12.8 million tons, compared with 8.9 million tons in 2016. Full-year 2017 revenues were $959.8 million, compared with $535.0 million in 2016. The increase in revenues was mainly driven by greater demand for proppants in 2017, higher pricing throughout the year and greater sales of higher-priced value-added products in both the Proppant Solutions and Industrial and Recreation segments.

Net income for full-year 2017 was $53.8 million, or $0.23 per diluted share, compared to a net loss of $140.2 million, or $(0.78) per diluted share, in 2016.

Full-year Adjusted EBITDA for 2017 totaled $206.3 million and included $2.4 million in costs related to plant start-ups and $4.6 million of freight charges to move railcars into the Company’s active fleet. The full-year Adjusted EBITDA for 2016 was a loss of $4.9 million. Inventory write-downs of $10.3 million, restructuring charges of $1.2 million and $17.1 million in professional fees from debt refinancing and equity offerings were not excluded from 2016 Adjusted EBITDA.

“Proppant demand remained robust during the fourth quarter. As anticipated, however, our volumes were impacted by continued capacity constraints, seasonal weather conditions and holiday shutdowns,” said Jenniffer Deckard, President and Chief Executive Officer. “Our Industrial & Recreational segment continued its positive 2017 momentum, particularly in selling more value-added products, which contributed to its year-over-year profitability growth. While our overall fourth-quarter earnings were impacted by seasonal items, I am extremely pleased with the Company’s ability to execute on multiple initiatives and to deliver strong profitability growth during 2017.”

Business Segments

Proppant Solutions Segment

For the fourth quarter of 2017, Proppant Solutions volumes were 2.8 million tons, a decrease of 2% from the third quarter of 2017 and more than 50% greater than the prior-year period. Raw frac sand volumes were 2.6 million tons and coated proppant volumes were 213,000 tons, which represent a 2% and 1% sequential decline, respectively, but represent a 47% and 110% increase, respectively, compared with the prior-year period.

Proppant Solutions revenues were $245.2 million in fourth-quarter 2017, a 2% decline compared with $249.8 million in the third quarter of 2017, and a 116% increase compared with $113.4 million in the fourth quarter a year ago. The sequential decline in Proppant Solutions revenues was due to the impact of slightly lower volumes and a higher percentage of sales sold directly from the mine.

Proppant Solutions gross profit decreased to $77.2 million, or $28 per ton, in the fourth quarter of 2017 compared to $85.1 million, or $30 per ton, in the third quarter of 2017. Proppant Solutions gross profit was lower in the fourth quarter due mainly to a higher cost position as a result of seasonal factors and process engineering changes as well as a mix shift toward trial well sales for Propel SSP®. Gross profit for the segment in the fourth quarter of 2016 was $17.1 million, or $9 per ton.

Industrial and Recreational Products Segment

Industrial and Recreational volumes were 582,000 tons in fourth-quarter 2017, down slightly from the prior year’s fourth quarter. The decrease in volumes over the prior-year period was driven by a shift in sales efforts toward value-added products and away from certain higher-volume, low-margin sales.

Revenues for the segment were $28.7 million in fourth-quarter 2017, a 6% increase from $27.1 million in the fourth quarter a year ago. The increase in revenue was due to annual price increases and a continued focus on higher-priced and higher-margin products. For full-year 2017, Industrial and Recreational revenues were $125.0 million, a 5% increase from $118.9 million for the prior-year period.

Gross profit for the segment was $12.4 million, or 43% of sales, in fourth-quarter 2017, compared with $11.2 million, or 41% of sales, in the fourth quarter of 2016. For full-year 2017,

Industrial and Recreational gross profit was $56.0 million, or 45% of sales, compared to $48.8 million, or 41% of sales, in 2016. The Industrial and Recreational segment delivered strong quarterly and year-over-year improvement in gross margin as a result of higher pricing, reductions in operating costs per ton and a continued mix shift toward higher-margin products.

Balance Sheet and Other Information

For full-year 2017, net cash provided by operating activities was $144.8 million, which was due to higher debt operating results offset by a use of cash for working capital. Net cash used in financing activities was $112.6 million, which included debt prepayments of $132.7 million in the second and fourth quarters of 2017 and $13.3 million in costs to refinance the term debt in the fourth quarter. Capital expenditures, including stripping costs, were $69.6 million for 2017 and, in addition, the Company made $30.0 million in leasehold interest payments for our Kermit, Texas, mine site during the year. As of December 31, 2017, cash and cash equivalents totaled $128.0 million, and total debt was $748.9 million.

Conclusion

Deckard concluded, “2017 was a year of significant accomplishments for our organization, driven by the excellent work of our team to both commercially capitalize on improving market dynamics and to enhance our capital structure. We are poised to continue this positive momentum in 2018 following the signing of a long-term lease and construction of a Permian Basin sand facility in Kermit and the announcement of our definitive agreement to merge with Unimin Corporation. We look forward to working with Unimin to create a premier provider of proppant and industrial materials solutions, which we believe will be well positioned for long-term success and higher value for our shareholders.”

Use of Certain GAAP and Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense, income tax expense, depreciation, depletion and amortization. Adjusted EBITDA is defined as EBITDA before non-cash stock-based compensation, asset impairments, and certain other income or expenses. The Company believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate our operational performance and compare the results of our operations from period to period without regard to our financing costs or capital structure.

Conference Call

Fairmount Santrol will host a conference call and live webcast for analysts and investors today, March 8, 2018, at 10 a.m. Eastern Time to discuss the Company’s 2017 fourth-quarter and full-year financial results. Investors are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call can also be accessed live by dialing (833) 287-7902 or, for international callers, (647) 689-4466. The conference ID for the call is 7859636. A replay will be available on the website and can be accessed by dialing (800) 585-8367 or (416) 621-4642. The passcode for the replay is 7859636. The replay of the call will be available through March 15, 2018.

About Fairmount Santrol

Fairmount Santrol is a leading provider of high-performance sand and sand-based products used by oil and gas exploration and production companies to enhance the productivity of their wells. The Company also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Its expansive logistics capabilities include a wide-ranging network of distribution terminals and railcars that allow the Company to effectively serve customers wherever they operate. As one of the nation’s longest continuously operating mining organizations, Fairmount Santrol has developed a strong commitment to all three pillars of sustainable development, People, Planet and Prosperity. Correspondingly, the Company’s motto and action orientation is: “Do Good. Do Well.” For more information, visit FairmountSantrol.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include: legal, regulatory and other matters that may affect the timing of the Company’s ability to complete the proposed merger with Unimin Corporation, or Unimin, if at all, including the inability to complete the proposed merger due to the failure to obtain Company stockholder approval or governmental or regulatory clearances; prior to the completion of the proposed merger, Fairmount Santrol’s and/or Unimin’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the ability of Unimin and the Company to integrate their businesses successfully and to achieve anticipated synergies and the anticipated cost, timing and complexity of integration efforts; the future financial performance, anticipated liquidity and capital expenditures of the combined company and other risks related to the operation of the combined company; changes in prevailing economic conditions, including continuing pressure on and fluctuations in demand for, and pricing of, the Company’s products; loss of, or reduction in business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the level of cash flows generated to provide adequate liquidity; the Company’s ability to successfully develop and market new products, including Propel SSP®; the Company’s rights and ability to mine its property and the Company’s renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, facility reactivation and cost reduction initiatives within its time and budgetary parameters; expectations regarding results of railcar contract renegotiations; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; and other operating risks that are beyond the Company’s control.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Fairmount Santrol Holdings Inc.’s filings with the Securities and Exchange Commission (“SEC”). The risk factors and other factors noted in the Company’s filings with the SEC could cause our actual results to differ materially from those contained in any forward-looking statement.

Additional Information

In connection with the proposed merger, a registration statement on Form S-4 will be filed publicly with the SEC. FAIRMOUNT SANTROL STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to stockholders of

Fairmount Santrol. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Fairmount Santrol at its website, FairmountSantrol.com, or by contacting Indrani Egleston at 440-214-3219 or Matthew Schlarb at 440-214-3284.

Participants in Solicitation

Fairmount Santrol and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Fairmount Santrol’s participants is set forth in the proxy statement, dated April 6, 2017, for Fairmount’s 2017 Annual Meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Fairmount Santrol

Condensed Consolidated Statements of Income (Loss)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Revenues	$273,936	$140,531	$959,795	$535,013
Cost of goods sold (excluding depreciation, depletion, and amortization shown separately)	184,288	112,248	659,758	459,714

Operating expenses

Selling, general and administrative expenses(A)	33,802	18,580	113,240	79,140
Depreciation, depletion and amortization expense	19,682	17,875	79,144	72,276
Asset impairments	—	2,494	—	93,148
Restructuring charges	—	—	—	1,155
Other operating expense (income)	1,227	(367)	(1,072)	8,899

Income (loss) from operations	34,937	(10,299)	108,725	(179,319)

Interest expense	18,778	15,324	56,408	65,367
Loss (gain) on debt repurchase and extinguishment, net	2,898	(5,110)	2,898	(5,110)
Other non-operating income	—	(5)	—	(10)

Income (loss) before benefit from income taxes	13,261	(20,508)	49,419	(239,566)

Benefit from income taxes	(6,792)	(655)	(4,666)	(99,441)

Net income (loss)	20,053	(19,853)	54,085	(140,125)
Less: Net income attributable to the non-controlling interest	104	52	297	67

Net income (loss) attributable to Fairmount Santrol Holdings Inc.	$19,949	$(19,905)	$53,788	$(140,192)

Earnings (loss) per share
Basic	$0.09	$(0.09)	$0.24	$(0.78)
Diluted	$0.09	$(0.09)	$0.23	$(0.78)

Weighted average number of shares outstanding
Basic	224,130	212,609	223,993	179,429
Diluted	228,242	212,609	229,084	179,429

(A) - Stock compensation expense of $2,490 and $1,504 for the three months ended December 31, 2017 and 2016, respectively, and $10,071 and $8,870 for the years ended December 31, 2017 and 2016, respectively, are included within selling, general, and administrative expenses. Additionally, SG&A includes Merger-related expenses of $6.8 million in the three months ended December 31, 2017 and $8.3 million in the year ended December 31, 2017.

Fairmount Santrol

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,
	2017	2016
	(in thousands)
Net income (loss)	$54,085	$(140,125)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and depletion	71,397	67,614
Amortization	12,784	11,641
Reserve for doubtful accounts	(387)	1,851
Write-off of deferred financing costs	389	2,618
Loss (gain) on debt repurchase and extinguishment, gross	2,898	(8,178)
Asset impairments	—	93,148
Inventory write-downs and reserves	1,266	10,302
Loss on disposal of fixed assets	846	420
Unrealized loss on interest rate swaps	14	—
Deferred income taxes and taxes payable	(5,634)	(82,732)
Stock compensation expense	10,071	8,870
Change in operating assets and liabilities:
Accounts receivable	(77,587)	(4,385)
Inventories	(19,144)	7,543
Prepaid expenses and other assets	(2,398)	11,496
Refundable income taxes	20,154	5,428
Accounts payable	18,575	4,196
Accrued expenses	51,874	11,718
Deferred revenue	5,585	75

Net cash provided by operating activities	144,788	1,500

Cash flows from investing activities
Proceeds from sale of fixed assets	4,939	5,670
Capital expenditures and stripping costs	(69,573)	(30,597)
Leasehold interest payments for sand reserves	(30,000)	—
Earnout payments	(4,170)	(1,287)

Net cash used in investing activities	(98,804)	(26,214)

Cash flows from financing activities
Proceeds from borrowings on term loan	689,500	—
Payments on term loans	(6,469)	(10,840)
Prepayments on term loans	(832,655)	(155,926)
Repurchase of term loans	—	(216,000)
Fees for debt restructure and repurchase of term loans	(2,790)	(450)
Payments on capital leases and other long-term debt	(4,752)	(5,947)
Proceeds from borrowing on revolving credit facility	50,000	—
Payments on revolving credit facility	(5,000)	—
Proceeds from option exercises	845	6,438
Proceeds from primary stock offering	—	439,556
Tax payments for withholdings on share-based awards exercised or distributed	(1,321)	(8,092)
Tax effect of share-based awards exercised, forfeited, or expired	—	(1,100)
Transactions with non-controlling interest	—	(842)

Net cash provided by (used in) financing activities	(112,642)	46,797

Change in cash and cash equivalents related to assets classified as held-for-sale	—	1,376
Foreign currency adjustment	556	(876)

Increase (decrease) in cash and cash equivalents	(66,102)	22,583

Cash and cash equivalents:
Beginning of period	194,069	171,486

End of period	$127,967	$194,069

Fairmount Santrol

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2017	December 31, 2016
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$127,967	$194,069
Accounts receivable, net	156,916	78,942
Inventories, net	70,528	52,650
Prepaid expenses and other assets	6,841	7,065
Refundable income taxes	924	21,077

Total current assets	363,176	353,803

Property, plant and equipment, net	785,513	727,735
Deferred income taxes	350	1,244
Goodwill	15,301	15,301
Intangibles, net	93,268	95,341
Other assets	7,711	9,486

Total assets	$1,265,319	$1,202,910

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$19,189	$10,707
Accounts payable	70,633	37,263
Accrued expenses	74,007	26,110
Deferred revenue	5,660	75

Total current liabilities	169,489	74,155

Long-term debt	729,741	832,306
Deferred income taxes	3,606	7,057
Other long-term liabilities	42,189	38,272

Total liabilities	945,025	951,790

Equity
Common stock	2,423	2,422
Additional paid-in capital	299,912	297,649
Retained earnings	318,207	264,852
Accumulated other comprehensive loss	(15,098)	(19,002)
Treasury stock at cost	(285,520)	(294,874)
Non-controlling interest	370	73

Total equity	320,294	251,120

Total liabilities and equity	$1,265,319	$1,202,910

Fairmount Santrol

Segment Reports

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2017	2016	2017	2016	2017
	(in thousands, except volume amounts)		(in thousands, except volume amounts)		(in thousands, except volume amounts)
Volume (tons)
Proppant Solutions
Raw sand	2,564,706	1,743,318	9,495,835	6,044,442	2,616,649
Coated proppant	212,504	101,429	782,126	370,491	214,882

Total Proppant Solutions	2,777,210	1,844,747	10,277,961	6,414,933	2,831,531
Industrial & Recreational Products	581,520	586,898	2,478,467	2,503,653	614,738

Total volumes	3,358,730	2,431,645	12,756,428	8,918,586	3,446,269

Revenues
Proppant Solutions	$245,193	$113,439	$834,749	$416,144	$249,751
Industrial & Recreational Products	28,743	27,092	125,046	118,869	30,299

Total revenues	273,936	140,531	959,795	535,013	280,050
Segment gross profit
Proppant Solutions	77,222	17,082	244,042	26,501	85,101
Industrial & Recreational Products	12,426	11,201	55,995	48,798	14,367

Total segment gross profit	89,648	28,283	300,037	75,299	99,468

Fairmount Santrol

Non-GAAP Financial Measures

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2017	2016	2017	2016	2017
	(in thousands)		(in thousands)		(in thousands)
Reconciliation of Adjusted EBITDA
Net income (loss) attributable to Fairmount Santrol Holdings Inc.	$19,949	$(19,905)	$53,788	$(140,192)	$34,944
Interest expense	18,778	15,324	56,408	65,367	12,110
Provision (benefit) for income taxes	(6,792)	(655)	(4,666)	(99,441)	2,754
Depreciation, depletion, and amortization expense	19,682	17,875	79,144	72,276	20,174

EBITDA	51,617	12,639	184,674	(101,990)	69,982

Non-cash stock compensation expense(1)	2,490	1,504	10,071	8,870	2,402
Asset impairments(2)	—	2,494	—	93,148	—
Write-off of deferred financing costs(3)	—	2,618	389	2,618	—
Loss (gain) on debt repurchase and extinguishment(4)	2,898	(8,178)	2,898	(8,178)	—
Merger transaction expenses(5)	6,835	—	8,312	—	1,333
Debt transaction expenses(6)	—	450	—	450	—
Other charges(7)	—	180	—	180	—

Adjusted EBITDA	$63,840	$11,707	$206,344	$(4,902)	$73,717

(1)	Represents the non-cash expense for stock-based awards issued to our employees and outside directors.
(2)	Non-cash charges associated with the impairment of mineral reserves and other long-lived assets.
(3)	Represents the write-off of deferred financing fees in relation to term loan prepayment 2017 and term loan repurchases in 2016.
(4)	Loss related to the extinguishment of term loans in 2017 and gain related to the discount on term loan repurchases in 2016.
(5)	Expenses related to the announced Merger with Unimin. Costs incurred in the second quarter of $144 and in the third quarter of $1,333 were not previously disclosed, as the Merger had not yet been publically announced.
(6)	Expenses associated with term loan repurchases.
(7)	Loss on the curtailment of a pension plan.

Investor contacts:

Indrani Egleston

440-214-3219

Indrani.Egleston@fairmountsantrol.com

Matthew Schlarb

440-214-3284

Matthew.Schlarb@fairmountsantrol.com

Source: Fairmount Santrol